Exhibit 107
CALCULATION OF FILING FEE TABLE
Form F-4
(Form Type)

Banco Santander, S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, nominal value €0.50 per share, of Banco Santander, S.A.(1)	Other(3)	54,927,863(2)	N/A	$794,602,555(3)	$138.10 per $1,000,000	$109,735(4)
Fees to Be Paid	Equity	Brazilian Depositary Shares evidenced by Brazilian Depositary Receipts, each Brazilian Depositary Share representing one ordinary share of Banco Santander, S.A.(1)	Other(3)	54,927,863(5)	N/A	$0(5)	$138.10 per $1,000,000	$0
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$794,602,555		$109,735
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$109,735

(1)
American Depositary Shares (“Santander Parent ADSs”) representing ordinary shares, nominal value €0.50 per share (“Santander Parent ordinary shares”), of Banco Santander, S.A. (“Santander Parent”) registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-259373). Pursuant to the U.S. exchange offer to be made by Santander Parent (the “U.S. exchange offer”), Santander Parent ADSs representing Santander Parent ordinary shares will be offered and sold pursuant to this registration statement to (a) all holders of American Depositary Shares (“Santander Brasil ADSs”) representing units (“Santander Brasil units”) of Banco Santander (Brasil) S.A. (“Santander Brasil”), which in turn represent preferred shares, without par value (“Santander Brasil preferred shares”), of Santander Brasil and common shares, without par value (“Santander Brasil common shares” and, together with the Santander Brasil preferred shares, the “Santander Brasil shares”), of Santander Brasil and (b) holders of Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares that are U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in each case to the extent such Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares are tendered into the U.S. exchange offer through the U.S. exchange agent and are acquired pursuant to the U.S. exchange offer. Pursuant to a separate Brazilian exchange offer to be made by Santander Parent (the “Brazilian exchange offer”), Brazilian Depositary Shares (“Santander Parent BDSs”) representing Santander Parent ordinary shares will be offered and sold pursuant to this registration statement to U.S. holders of Santander Brasil units and Santander Brasil shares who hold subscription receipts, as described in the offer to exchange/prospectus, in each case to the extent such Santander Brasil units and Santander Brasil shares are tendered into the Brazilian exchange offer through the auction to be held on the B3 stock exchange in Brazil (“B3”) and acquired pursuant to the Brazilian exchange offer. In addition, Santander Parent BDSs will be offered and sold in the Brazilian exchange offer pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) to holders of Santander Brasil units and Santander Brasil shares who hold subscription receipts, as described in the offer to exchange/prospectus, that are not U.S. persons (as such term is defined in Regulation S under the Securities Act) pursuant to the exemption provided by Regulation S under the Securities Act (the “Reg S offering”).

(2)
Represents the maximum number of Santander Parent ordinary shares expected to be offered and sold pursuant to the U.S. exchange offer, the maximum number of Santander Parent ordinary shares expected to be offered and sold to U.S. persons pursuant to the Brazilian exchange offer, and a portion of the Santander Parent ordinary shares that are to be offered and sold outside of the United States in the Reg S offering that may be resold from time to time in the United States or to U.S. persons, calculated in accordance with the exchange ratio of 0.2028 Santander Parent ordinary shares to be received for every Santander Brasil share and 0.4056 Santander Parent ordinary shares to be received for every Santander Brasil unit or Santander Brasil ADS.

(3)
Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated in accordance with the exchange ratio of 0.2028 Santander Parent ordinary shares to be received for every Santander Brasil share and 0.4056 Santander Parent ordinary shares to be received for every Santander Brasil unit or Santander Brasil ADS and was based on the market value of Santander Brasil ordinary shares, the Santander Brasil preferred shares, the Santander Brasil units and the Santander Brasil ADSs calculated by taking the average of the high and low prices of the Santander Brasil ordinary shares, the Santander Brasil preferred shares and the Santander Brasil units as reported on the B3 on September 15, 2026, converted into U.S. dollars based on the closing PTAX bid/ask average rate published by the Central Bank of Brazil on September 15, 2025 of 5.1487 Brazilian reais per U.S.$1.00, and the average of the high and low prices of the Santander Brasil ADSs as reported on the New York Stock Exchange on September 15, 2026.

(4)	Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by $138.10 per $1,000,000.

(5)
Represents the maximum number of Santander Parent BDSs estimated to be offered and sold to U.S. holders pursuant to the Brazilian exchange offer if all holders of Santander Brasil ADSs and all holders of Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares that are estimated to be U.S. holders tender into the Brazilian exchange offer. In the aggregate, no more than 54,927,863 registered Santander Parent ordinary shares will be issued, either in the form of Santander Parent ADSs or Santander Parent BDSs, therefore no additional filing fee is required for the Santander Parent BDSs being registered herein.